Exhibit 10.19
CONSENT, ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT
     This Consent, Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of February 5, 2007, by and among Cavium Networks, a California corporation (“Cavium California”), Cavium Networks, Inc., a Delaware corporation (“Cavium Delaware”), Gold Hill Venture Lending 03, L.P. (“Gold Hill”), and Silicon Valley Bank (“Bank”).
RECITALS
     A. Bank and Cavium California are parties to that certain Loan and Security Agreement dated as of October 6, 2005 (as amended, the “SVB Loan Agreement”), and Bank, Gold Hill and Cavium California are parties to that certain Term Loan and Securiting Agreement dated as of October 6, 2005 (as amended, the “Term Loan Agreement” and together with the SVB Loan Agreement, the “Loan Agreements”), that certain Negative Pledge Agreement dated as of October 6, 2005, and those certain Warrants to Purchase Stock dated as of October 6, 2005, each as amended from time to time (collectively, with any related documents, the “Loan Documents”). Except as otherwise defined herein, capitalized terms shall have the meaning assigned in the Loan Documents.
     B. Cavium California and Cavium Delaware have entered into an Agreement and Plan of Merger dated as of January 31, 2007 (the “Merger Agreement”) pursuant to which Cavium California will merge with and into Cavium Delaware, and Cavium Delaware will continue as the surviving corporation (the “Merger”). Pursuant to the Loan Documents, Bank and Gold Hill must consent to such Merger.
     C. Cavium Delaware desires to assume all obligations of Cavium California under the Loan Documents (the “Assumption”).
     D. Cavium Delaware, Cavium California, Bank and Gold Hill desire to amend the Loan Documents.
     E. Cavium Delaware and Cavium California have requested Bank’s and Gold Hill’s consent to such Merger, and Bank and Gold Hill desire to grant such consent, provided Cavium Delaware assumes all obligations of Cavium California under the Loan Documents to Bank and Gold Hill in accordance with this Agreement.
     NOW, THEREFORE, the parties agree as follows:
     1. Assumption. To the extent not already provided for in the Merger Agreement or otherwise made effective as a consequence of the Merger, Cavium California hereby assigns to Cavium Delaware, and Cavium Delaware assumes, all obligations of Cavium California, including, but not limited to, the payment of any amounts outstanding (including but not limited to Bank’s and Gold Hill’s expenses, fees, attorney’s fees, and collection fees), under the Loan Agreements.
     2. Amendment/Definitions. Wherever the name “Cavium Networks” or “Cavium, a California corporation” appears in the Loan Documents or any related documents it shall mean Cavium Delaware. Any reference in the Loan Documents to Borrower, the undersigned or other terms that refer to Cavium California shall mean and refer to Cavium Delaware.
     3. Consent; Waiver. Bank and Gold Hill consent to the merger of Cavium California into Cavium Delaware pursuant to the Merger Agreement, provided all the terms of this Agreement are complied with. Bank and Gold Hill waive any violation of Section 7.3 of each of the Loan Agreements which may arise out of the merger of Cavium California into Cavium Delaware in accordance with the terms of the Merger Agreement. The above waivers are specific as to time and content and Bank and Gold Hill do not waive any other failure by Cavium California or Cavium Delaware to perform its obligations under the Loan Documents. This waiver is not a continuing waiver with respect to any failure to perform any obligation after the date of this Agreement.

     4. Conditions. As a condition to the effectiveness of this Agreement, Bank and Gold Hill shall have received, in form and substance satisfactory to Bank and Gold Hill, the following:
          a. evidence that (i) the stockholders of both Cavium California and Cavium Delaware have approved the Merger Agreement and (ii) the Merger is effective and complete;
          b. this Agreement, duly executed by all parties;
          c. UCC financing statements to be filed with the Delaware Secretary of State; and
          d. such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     5. General Provisions. Except as provided above, the Loan Documents remain unchanged and the parties hereby confirm that the Loan Documents as may be modified by this Agreement are in full force and effect. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. This Agreement shall be governed by the internal laws of the State of California without regard to conflict of laws principles.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Cavium Networks, a California corporation
By:	/s/ Arthur Chadwick

Title:	Chief Financial Officer

Cavium Networks, Inc., a Delaware corporation
By:	/s/ Arthur Chadwick

Title:	Chief Financial Officer

Silicon Valley Bank
By:	/s/ Jean Lee

Title:	Relationship Manager

Gold Hill Venture Lending 03, L.P.
By:	/s/ Rob Helm

Title:	Principal

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